As filed with the Securities and Exchange Commission on June 30, 2000 Registration No. 33-19584

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              POWERCOLD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                 23-2582701
----------------------------                               --------------------
(  State  of  Incorporation)                               (IRS Employer
                                                           Identification  No.)
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                                 (210) 659-8450

   (Address, including zip code, and telephone number, including area  code, of registrant's principal executive offices)

                                FRANCIS L. SIMOLA
                             Chief Executive Officer
                              PowerCold Corporation
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                                  (210) 659-8450

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Charles A. Cleveland
                           Charles A. Cleveland, P.S.
                        Suite 304, 1212 North Washington
                         Spokane, Washington 99201-2401

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                  Proposed
                             Proposed             maximum
Title                        maximum              aggregate
of Securities                offering price       offering price   Amount of
to be          Amount to be  price per            per share        registration
registered     registered    share [1] price [1]  price[1]         fee
-------------  ------------  -------------------  ---------------  -------------
Common Stock,

$.001          2,611,456
par value        shares             $1.06            $2,768,144       $730.79

Options to
purchase
Common Stock,
$.001            600,000
par value[2]      shares             $1.06           $  636,000       $167.90
================================================================================
[1] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock on the OTC Electronic Bulletin Board (Symbol: PWCL) on June 19, 2000.

[2]     Pursuant  to  Rule  457(g)  under  the  Securities  Act   of  1933,  the
registration fee is based on the common stock issuable upon the exercise of the Options and no separate fee is payable in respect of the Options.

[3] The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              POWERCOLD CORPORATION
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

FORM  S-3  ITEM  NUMBER  AND  CAPTION               CAPTION IN PROSPECTUS
------------------------------------------------    ----------------------------
1.  Forepart of Registration Statement              Facing Page of Registration
    and Outside Front Cover Page                    Statement and Cover Page of
    of  Prospectus                                  Prospectus

2.  Inside Front and Outside Back                   Inside Cover Page of
    Cover Pages of Prospectus                       Prospectus and Outside Cover
                                                    Page of Prospectus

3.  Summary Information, Risk                       Not  Applicable
    Factors and Ratio of Earnings to
    Fixed  Charges

4.  Use of Proceeds                                 Not  Applicable

5.  Determination of Offering Price                 Not  Applicable

6.  Dilution                                        Not  Applicable

7.  Selling  Security  Holders                      Sales  by  Selling
                                                    Shareholders

8.  Plan of Distribution                            Cover Page of Prospectus
                                                    and Sales by Selling
                                                    Shareholders

9.  Description of Securities to                    Grant of Stock Bonus; and
    be  Registered                                  Sales by Selling
                                                    Shareholders

10. Interest of Named Experts                       Not  Applicable
    and Counsel

11. Material  Changes                               Not  Applicable

12. Incorporation of Certain Information            Incorporation of Certain
    by Reference                                    Information by Reference

13. Disclosure of Commission Position               Indemnification
    on Indemnification or Securities
    Act Liabilities

                                 PROSPECTUS
                            POWERCOLD CORPORATION
                     600,000 Options to acquire Common Stock
                          ($0.001 par value per share)

           2,611,456 Shares of Common Stock($0.001 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this prospectus, which begins on page 10, are offering all of the options and shares of common stock covered by this prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders".

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their options or stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: PWCL). On June 19, 2000, the closing price of the common stock was $1.06 per share.

See "Risk Factors" beginning on page 8 for a description of certain factors that should be considered by purchasers of the common stock and options.

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-3 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES ANDEXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

             The date of the Prospectus is                   , 2000.

                                TABLE OF CONTENTS







     Where  You  Can  Find  More  Information                            6

     Forward-Looking  Statements                                         7

     About  Us                                                           7

     Risk  Factors                                                       8

     Use  of  Proceeds                                                  10

     Selling  Stockholders                                              11

     Plan  of  Distribution                                             12

     Our  Common  Stock                                                 13

     Indemnification                                                    14

     Legal  Matters                                                     15

     Experts                                                            15

                      WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 33-19584. In addition, our proxy and information statements and other information about us can be inspected at the offices f the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1999;
(4) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1998;
(5)     The  Company's  Form  8-A,  as  filed  May  25,  2000;  and,
(6) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary,
                              PowerCold Corporation
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                            telephone (210) 659-8450

           Information on our web site is not part of this prospectus.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

-     the  statements  discuss  our  future  expectations;

- the statements contain projections of our future earnings or of our financial condition; and

-     the  statements  state  other  "forward-looking"  information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                    ABOUT US

We were formed on October 7, 1987 in the State of Nevada. We design, engineer, manufacture, market and support energy efficient industrial refrigeration and freezing systems. Our products are used in large food processors as well as in small commercial air-conditioning units. We believe our products are the most advanced, cost-effective and environmentally safe "quick-freeze" systems available. We believe they are the most energy-efficient because they utilize natural gas powered rotary engines. Our products are environmentally-friendly because they use no chemicals that attack the ozone layer. Our products are sold around the world.

We have five wholly owned subsidiaries: four companies that manufacture products and a consulting service: RealCold Products, Inc., which makes commercial refrigeration and freezer systems; Nauticon Inc., which makes evaporative heat exchange systems and chiller systems; Channel Freeze Technologies, Inc, which makes proprietary, multi purpose freezing system; Rotary Power Enterprise, Inc., which markets rotary power natural gas and propane engines; and, Technicold Services Inc., which provides commercial consulting and educational services.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

GOVERNMENTAL  REGULATIONS

Our products are subject to many regulations at the Federal and State Level. The main rules set standards for energy efficiency. We believe that our products comply with these regulations. If our business is alleged or found to violate applicable laws, our revenue and earnings could materially decrease.

Our business is subject to extensive, frequently changing, federal, state and local regulation regarding the following:

-     health  and  safety  requirements;

-     changing  technology  requirements.

         Some of these laws may restrict or limit our business. Much of this regulation, particularly technology requirements, is complex and open to differing interpretations. If any of our operations are found to violate these laws, we may be subject to severe sanctions or be required to alter or discontinue our operations. If we are required to alter our practices, we may not be able to do so successfully. The occurrence of any of these events could cause our revenue and earnings to decline.

WE  MAY  NOT  BE  PROFITABLE  OR  GENERATE  CASH  FROM OPERATIONS IN THE FUTURE.

- We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

IF WE DO NOT SECURE ADDITIONAL FINANCING, WE MAY BE UNABLE TO DEVELOP OR ENHANCE OUR SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES OR RESPOND TO COMPETITIVE PRESSURES.

- We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations. Additional financing may not be available when needed on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

ENVIRONMENTAL  REGULATIONS

Environmental laws affect our U.S. operations. There are many Federal, state and local laws and regulations governing the environment. We believe we meet existing environmental laws and regulations. If we violate relevant laws, our income could be seriously impacted.

We are most affected by environmental laws that control types of chemicals. Some chemicals used in air conditioning and refrigeration equipment products may affect the ozone layer.

None of our products uses the banned chemicals. However as we learn more about the environment and the ozone layer, federal and states may impose new regulations. Those laws could then have material adverse effect on our operations.

DEPENDENCE  UPON  KEY  PERSONNEL

If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

- We are dependent upon the services and management skills of our executive officers, Francis L. Simola, President/Chief Executive Officer, H. Jack Kazmar, Chief Operating Officer, and George Briley, Chief Technology Officer. Mr. Simola has been with us since August, 1997. Mr. Kazmar has been with us since 1998. Mr. Briley has been with us since 1995. We have not entered into employment agreements with Simola, Kazmar, or Briley. We do not maintain key man life insurance any officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL  BY  EXISTING  MANAGEMENT

Certain members of our board of Directors own a significant portion of our outstanding common stock.

- Our Board of Directors, officers and their respective affiliates beneficially own 38.5% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY.

Our stock is traded on the Electronic Bulletin Board. Stocks that trade on the Bulletin Board tend to experience dramatic price increases or decreases. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

-     Quarter-to-quarter  variations  in  our  operating  results,

-     New  Licensing  requirements,

- General conditions in the markets for our products or the television industry,

-     The  price  and  availability  of  advertising  revenue,

-     General  financial  market  conditions,  or

-     Other  events  or  factors.

In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

PROPRIETARY  PROTECTION.

Our success is dependent upon our proprietary information and technology. We rely on a combination of patent, contract, trademark and trade secret laws and other measures to protect our proprietary information and technology. As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, distributors and customers, and limit access to and distribution of our proprietary information. Although we believe that our patent rights and trademark protection should prevent another party from manufacturing and selling competing products, there can be no assurance that the steps we have taken to protect our technology will be successful. The patents issued to us may not be adequate to protect our proprietary rights, to  deter  misappropriation  or  to  prevent  an  unauthorized third  party from copying  our  technology, designing  around  the  patents  we own  or  otherwise obtaining and using our products, designs or other information. In addition, patents may not issue under future patent applications, and the patents issued under such patent applications could be invalidated, circumvented or challenged. It may also be particularly difficult to protect our products and intellectual property under the laws of certain countries in which our products are or may be manufactured or sold.

Although we believe our products and technology do not infringe on any proprietary rights of others, as the number of competing products available in the market increases and the functions of those products further overlap, infringement claims may increase. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could have a material adverse effect upon our business, results of operations and financial condition

COMPETITION

We are in an extremely competitive market. We compete because of our service, price, quality, reliability and efficiency of our products. Several of our competitors have more money. The kind of Companies we compete with are RECold, BAC, and Evapco, York, and Carrier.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock or the options by the Selling Shareholders.

                              SELLING SHAREHOLDERS
The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time. See "Plan of Distribution.".

                                NUMBER OF                 SHARES TO        PERCENTAGE
NAME  OF                        SHARES       SHARES TO    BE OWNED         TO BE OWNED
SELLING SHAREHOLDER             OWNED        BE OFFERED   AFTER OFFERING   AFTER OFFERING
-----------------------------   ----------   ----------   --------------   --------------
INTERMAGNETICS GENERAL CORPORATION[1] 1,354,786  1,354,756         -0-            -0-
450  Old  Niskayuna  Road
P.O.  Box  461
Latham,  NY  12110
J.E. LISS & COMPANY, INC.[1]       1,354,786     1,354,756         -0-                %
  424  East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
J.E. LISS & COMPANY, INC.         500,000      500,000             -0-                %
  424  East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
J.E. LISS & COMPANY, INC.         300,000[3,4] 300,000[3,4]        -0-                %
  424  East  Wisconsin  Avenue
  Milwaukee,  Wisconsin  53202
RICHARD  V.  FITE                 300,000[3,4] 300,000[3,4]        -0-              -0-
  333 Washington Blvd., #511
  Marina Del Rey, Ca  90292
IRWIN  RENNEISEN                  300,000      300,000             -0-              -0-
  660 Newton Yardley Road, #103
  Newton, Pennsylvania 18940
DAVID  S.  HUNGERFORD             166,667      166,667             -0-              -0-
  10715 Potspring Road
  Cockysville, Maryland 21030
JOSEPH PY                         125,000      125,000             -0-              -0-
  2913 Village Green Lane
  Norristown, Pennsylvania 19403
JOHN R. COGHLAN                   165,000      165,000             -0-              -0-
South 5102 Morrill Lane
Spokane, WA 99223

[1] Pursuant to this Registration Statement, we are registering the sale of 1,354,786 shares of common stock by Intermagnetics General Corporation to J. E. Liss & Company, Inc. J.E. Liss & Company, Inc. is then reselling their common shares.
[2]  Except  as  set  forth  herein,  all  securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 19, 2000 upon the exercise of options or warrants. [3] Based upon 8,924,996 shares of Common Stock issued and outstanding as of March 31, 2000. Each beneficial owner's percentage is determined by assuming that all such exercisable options or warrants that are held by such person (but not those held by any other person) have been exercised.
[4] Assumes exercise of outstanding options. All of these transferable options may be sold under the registration statement of which this prospectus is apart.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares or Options offered by this prospectus from time to time. These sales may be made:

-     on  the  over-the-counter  market;

-     to  purchasers  directly;

- in ordinary brokerage transactions in which the broker solicits purchasers;

- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares or options for whom they may act as  agent;

- through the pledge of shares or options as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

- through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

-    in  any  combination  of  one  or  more  of  these  methods;  or

-    in  any  other  lawful  manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares or Options, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares or Options at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares or Options at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares or Options as principal may thereafter resell such Shares or Options from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares or Options commissions computed as described above.

         Any Shares or Options covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

     We will pay substantially all the expenses incident to this offering of Shares and Options by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the common stock and options will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock and options may not be sold unless the stock and options have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain

      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares and options may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares and options from or through such a broker-dealer.

                                    OUR STOCK

COMMON  STOCK

We can issue up to 200,000,000 shares of Common Stock, $0.001 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intends to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

TRANSFER  AGENT

The  transfer  agent  for  the shares of Common Stock of the Company is American
Securities Transfer and Trust, Inc. 12039 West Alameda Parkway, Lakewood, Colorado 80228

PREFERRED  STOCK

We also can issue preferred stock. We did issue 1,250,000 shares of a Series convertible, preferred stock, $.001 par value. Those shares were converted to common stock. Currently no Preferred Stock is outstanding

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns 5,000 shares of common stock.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the Year ended December 31, 1999 have been audited by
R. E. Bassie & Co., P.C., Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  14.      OTHER  EXPENSES  OF  INSURANCE  AND  DISTRIBUTION

         The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All such expenses will be borne by the Company.

           Securities and Exchange  Commission Registration Fee  $   898.69
           Accounting  Fees  and  Expenses                           450.00*
           Legal  Fees  and  Expenses                              7,500.00*
           Printing  expenses                                      1,000.00*
           Miscellaneous                                             400.00*
                                                                 ----------
           Total                                                 $10,248.69[1]
                                                                 ==========
*     Estimated

ITEM  15.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Nevada  Revised  Statutes  78.037  is  incorporated  herein  by  this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

         Certain of the following exhibits are filed as part of this registration statement.

The  following  are  filed  as  exhibits  to  this  Registration  Statement:

No.   Description
----  -----------------------------------------------------------------------

4.1 Instruments defining the rights of security holders including indentures Incorporated by reference to the Company's Registration Statement As Exhibit 4.7, on Form 8-A/12g, as filed on May 25, 2000.

4.2  Articles  of  Incorporation,  of  the  Company.
     Incorporated by reference to the Company's Registration Statement as Exhibit 4.1, on Form 8-A/12g, as filed on May 25, 2000.

4.3  Amended  and  Restated  Articles  of  Incorporation  of  the  Company.
     Incorporated by reference to the Company's Registration Statement As Exhibit 4.5, on Form 8-A/12g, as filed on May 25, 2000.

4.4 Amended and Restated By-laws of the Company. Incorporated by reference to the Company's Registration Statement As Exhibit
     4.6  on  Form  8-A/12g,  as  filed  on  May  25,  2000.

4.5  Form of common stock Certificate of the Registrant.
     Incorporated by reference to the Company's Registration Statement As Exhibit 5, on Form 8-A/12g, as filed on May 25, 2000.

4.6 Financial Services Agreement between J.E. Liss & Company, Inc. and the Registrant

4.7  Financial  Consulting  Agreement  between  Irwin  Renneisen  and  the
     Registrant

4.8  Consulting Services Agreement between Richard V. Fite and the Registrant

4.9  Agreement  between  J.E.  Liss  &  Company  and  Intermagnetics  General
     Corporation

4.10 Subscription Agreements with John Coghlan

5.0  Opinion  of  Charles  A.  Cleveland,  re:  Legality

15.0 Accountants' letter regarding unaudited interim financial information.

23.1 Consent  of R. E. Bassie & Co., P.C., Certified Public Accountants

23.2 Consent  of  Charles  A.  Cleveland,  Attorney  At  Law, included in 5.0

25.1 Powers of Attorney (contained on signature page of this Registration Statement)

ITEM  17.  UNDERTAKINGS.

(a)     The  Registrant  hereby  undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)     To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of June, 2000.

                                 POWERCOLD  CORPORATION

                                 By:/s/ Francis L. Simola
                                 ------------------------
                                 Francis  L.  Simola
                                 Title:  President, Chief Executive Officer,

                                 By:/s/ George Briley
                                 ------------------------
                                 George  Briley
                                 Title:  Secretary

Date: June 30, 2000

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Francis L. Simola, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                        Date
---------                      -----                        ----

/s/ Francis L. Simola
-----------------------        President and Director       June 30, 2000.
Francis  L.  Simola

/s/ George C. Briley
-----------------------        Director, Secretary and      June 30, 2000.
George  C.  Briley             Treasurer

/s/ H. Jack Kazmar
-----------------------        Director                     June 30, 2000.
H.  Jack  Kazmar

Exhibit 4.6

                              PURCHASE AGREEMENT

To:  PowerCold  Corporation  ("the  Corporation")

1) I the undersigned hereby irrevocable subscribes for and agrees to purchase 500,000 (five hundred thousand) restricted common shares of the Corporation for an aggregate consideration of US $300,000 (three hundred thousand dollars). The shares have attached thereto the rights, privileges and restrictions as set forth below.

2) By executing this agreement (the Purchase Agreement), the undersigned represents, warrants and covenants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

a) It is resident in the jurisdiction set out below as the "Purchaser's Address" opposite its signature as set forth below;

b) It is purchasing the restricted common shares as principal for its own account, not for the benefit of any other person, and not with the view to the immediate resale or distribution of all or any of the common shares;

c) It complies with the requirement of all applicable state and federal securities legislation in the jurisdiction of its residences;

d) This Purchase agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid binding and enforceable obligation of the undersigned;

e) It has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments; and,

f) If required by applicable securities legislation, policy or order of a securities commission, stock exchange or other regulatory authority, the undersign will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings, and other documents with respect to the issue of the common shares as are required.

g) I the undersigned hereby confirms that this transaction is intended to be exempt from registration under the Act by virtue of section 4 (2) of the Act and the provisions of Rule 506 of Regulation D promulgated thereunder, and that I confirm that it is an "accredited investor" within the meaning of SEC Regulation "D", OR the undersigned alone, or together with its purchaser representatives(s), has such knowledge and experience in financial and business matters that it, or the undersigned and such representative(s) together are capable of evaluating the merits and risks of the Common Stock and of making an informed decision regarding the Common Stock.

3. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between J.E. Liss and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents or promoters of the Company and J.E. Liss), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking statutes, Consumer Protection Statutes, Federal and/or State Anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from the Common Stock, Common Stock Warrants, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentation, and /or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Wisconsin Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three-person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

This Agreement is signed on this 28th day of March 2000 in the State of Wisconsin.


J.  E.  Liss  &  Co.
424  East  Wisconsin  Ave.
Milwaukee,  Wisconsin  53202

/s/  Jerome  E.  Liss
Jerome  E.  Liss
Subscriber's  signature

PowerCold Corporation acknowledges receipt of this Agreement along with full payment to the subscribed amount on this 23rd day of March 2000.

/s/  Francis  L.  Simola
Francis  L.  Simola
PowerCold  Coroporation

Exhibit 4.7

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the 'Agreement") is made and entered into this 1st day of May, 1998, by and between Irwin Renneisen (the "Consultant") whose principle place of business is 660 Newtown Yardley Road, Suite 103, Newtown, PA, and PowerCold Corporation, a Nevada Corporation (the "Client") whose principle place of business is 103 Guadalupe Drive Cibolo, Texas 78108.

                                    RECITALS

(a) The Consultant is engaged in the business of providing various financial consulting and public relation services for and on behalf of clients whose equity securities are publicly traded. The Consultant's services on behalf of clients includes interactions with broker/dealer firms, public relations firms, shareholders and members of the general public. The Consultant provides services in accordance with and subject to rules, regulations and policies of the Securities and Exchange Commission.

(b) The Client is a company with a class of equity securities that are publicly traded on one or more markets or exchanges. The Client desires to retain the Consultant as an independent consultant for various financial consulting and public relation services, including interaction with broker/dealers, public relations, shareholders and members of the general public.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth Herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.     CONSULTING  AND  PUBLIC  RELATION  SERVICES

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall provide to the Client such services of an advisory and consultative nature so as to inform the brokerage community, the client's shareholders and the general public concerning financial public relation and promotional matters related to the Client and its business (the "Consulting Services"). The Consulting Services which Consultant shall provide to the Client are on a best efforts basis. Consultant makes no representation, warranty or guarantee that as a result of the Consulting Services the trading price of the Client's stock will increase, the volume of shares traded will increase or that Client will experience increase revenues.
Consultant  will:

a. Gather all publicly available information relating to Client and confer with the CEO of the Client in an effort to consolidate the information obtained into appropriate form for dissemination to interested parties.

b. Make available to the general public, information concerning the Client in accordance with rules, regulations and policy of the Securities and Exchange Commission.

c. Distribute information concerning the Client to registered representatives of broker/dealers, and other persons who the Consultant determines are capable of effectively disseminating such information to the general public.

II.     TIME,  MANNER  AND  PLACE  PERFORMANCE

     The Consultant provides services similar to those provided for herein to other publicly traded companies. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

III.     TERM  OF  THE  AGREEMENT

     The initial term of this Agreement shall be one (1) year, commencing May 1, 1998 to May 1, 1999 (the "Initial Term"), subject however, to prior termination as provided in Section X of this Agreement. After the Initial Term this Agreement shall continue for two (2) years on a month-to-month basis and may be terminated effective the last day of the month in which either party gives at least ten (10) days' prior written notice to the other that it is terminating this Agreement.

IV.     COMPENSATION

     In consideration of the Consulting Services to be provided to the Client by the Consultant, the Client hereby agrees to compensate Consultant with a total of 25,000 shares upon execution of this Agreement, and subject to performance, up to an additional 200,000 restricted common shares for a period of three years from date of this Agreement.

V.     WORK  PRODUCT

Client acknowledges that in the course of performing under this Agreement, Consultant will be contacting various persons about the Client. Consultant in
connection  with  the   Consulting  Services   performed  for  the  Client  (the
Materials") agrees. Consultant hereby grants Client the right to use the Materials (but not the Contact List) after their distribution solely for the purpose of promoting the Client to existing and prospective investors, but the Contact List and Material shall be and remain the physical and intellectual property of the Consultant and all proprietary rights thereto shall remain with Consultant. Consultant will absorb all costs and expenses related to its work and work products per this Agreement. The Consultant will be compensated for expenses incurred for any major services rendered the Client, per this Agreement, that are previously approved by the Client.

VI.     DISCLOSURE  OF  INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.

VII.     NATURE  OF  RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity as set forth in this Agreement. Consultant shall not enter into any Agreement or incur any obligation on behalf of the Client.

VIII.       CONFLICT  OF  INTEREST

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may effect the performance of the Consulting Services for Client, Consultant shall promptly notify in writing the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to
Section XIII. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities, which would be in conflict with client.

IX.     INDEMNIFICATION  FOR  SECURITIES  LAWS  VIOLATIONS

The Client agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

The Consultant agrees to indemnify and hold harmless the Client and each officer, director and controlling person of the Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Client or such officer, director or controlling person may become subject under the Securities Act of 933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent, Consultant's material publicly available to the Client, or materials provided to Client by Consultant for use by Client in its performance under this Agreement.

X.     TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

a. By the Client upon ten (10) days prior written notice to Consultant in the event:

(i) Consultant requests Client to perform acts or services in violation of' any law, rule, regulation, policy or order of any federal or state regulatory agency,

(ii) Consultant distributes to the public information containing material misrepresentations or omissions, or

(iii) Consultant is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

(iv) Notwithstanding any provision of this Agreement in the event Consultant engages in "insider trading" or violates the provisions of Articles V and VI, any and all compensation paid or to be paid, Consultant shall be returned to Client.

b. By Consultant upon ten (10) days prior written notice to the Client in the event:

 (i) Clients requests Consultant to perform acts or services in violation of' any law, rule, regulation, policy or order of any federal or state regulatory agency,

(ii) Clients distributes to the public information containing material misrepresentations or omissions, or

(iii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

XL.     ACCURACY  OF  INFORMATION

In the distribution and dissemination of information about the Client by the Consultant, the Consultant is relying upon the accuracy in information provided to it by the Client, and the Client is relying upon the accuracy in information distributed to the general public by the Consultant. The Client shall use its best efforts to ensure that all information provided by Client to Consultant, and all information which Client makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions. The Consultant shall use its best efforts to ensure that all information provided by Client to Consultant, and all information which Consultant makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions. Notwithstanding, the Consultant shall submit any and all information to be disclosed by the Consultant for public dissemination to the Client, to first seek approval from its Client.

XII.     NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered mail or certified mail, return receipt requested, to the address set forth below.

a.     If  to  Consultant:
             Irwin  Renneisen
             660  Newtown  Yardley  Road, Suite  103
             Newtown,  PA.

b.     If  to  Client:
             PowerCold  Corporation.  Inc.
             103  Guadalupe  Drive
             Cibolo.  TX  78108
             Fax:     (210)  658-4212

XIII.     ASSIGNMENT

Neither party to this Agreement may assign its rights or obligations here under without the prior written consent of the other party to this Agreement.

XIV.     APPLICABLE  LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Texas.

XV.     ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon be held in a mutually agreeable location and judgement on the award rendered by the arbitrator (s) may be entered in any court having jurisdiction thereof.

XVI.      ENTIRE  AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

XVII.      COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but of which taken together shall constitute to one and same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.


CONSULTANT:                              CLIENT:

Irwin  Renneisen                         PowerCold  Corporation



By:  /s/ Irwin Renneisen                 By:  /s/ Francis L. Simola
Irwin  Renneisen                         Francis  L.  Simola
                                         President/CEO

Exhibit 4.8

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the 'Agreement") is made and entered into this 10th day of January, 2000, by and between Richard V. Fite (the "Consultant") whose principle place of business is 333 Washington Blvd. No. 511, Marina Del Rey, California 90292 and PowerCold Corporation, a Nevada Corporation (the "Client") whose principle place of business is 103 Guadalupe Drive Cibolo, TX 78108.

                                    RECITALS

(a) The Consultant is engaged in the business of providing various financial consulting and public relation services for and on behalf of clients whose equity securities are publicly traded. The Consultant's services on behalf of clients includes interactions with broker/dealer firms, public relations firms, shareholders and members of the general public. The Consultant provides services in accordance with and subject to rules, regulations and policies of the Securities and Exchange Commission.

(b) The Client is a company with a class of equity securities that are publicly traded on one or more markets or exchanges. The Client desires to retain the Consultant as an independent consultant for various financial consulting and public relation services, including interaction with broker/dealers, public relations, shareholders and members of the general public.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth Herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.     CONSULTING  AND  PUBLIC  RELATION  SERVICES

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall provide to the Client such services of an advisory and consultative nature so as to inform the brokerage community, the client's shareholders and the general public concerning financial public relation and promotional matters related to the Client and its business (the "Consulting Services"). The Consulting Services which Consultant shall provide to the Client are on a best efforts basis. Consultant makes no representation, warranty or guarantee that as a result of the Consulting Services the trading price of the Client's stock will increase, the volume of shares traded will increase or that Client will experience increase revenues. Consultant will:

a. Gather all publicly available information relating to Client and confer with the CEO of the Client in an effort to consolidate the information obtained into appropriate form for dissemination to interested parties.

b. Make available to the general public, information concerning the Client in accordance with rules, regulations and policy of the Securities and Exchange Commission.

c.     Distribute    information    concerning   the    Client   to   registered
representatives of broker/dealers, and other persons who the Consultant determines are capable of effectively disseminating such information to the general public.

II.     TIME,  MANNER  AND  PLACE  PERFORMANCE

     The Consultant provides services similar to those provided for herein to other publicly traded companies. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

III.     TERM  OF  THE  AGREEMENT

     The initial term of this Agreement shall be one (1) year, commencing January 10, 2000 to January 10, 2001 (the "Initial Term"), subject however, to prior termination as provided in Section X of this Agreement. After the Initial Term this Agreement shall continue on a month-to-month basis and may be terminated effective the last day of the month in which either party gives at least ten (10) days' prior written notice to the other that it is terminating this Agreement.

IV.     COMPENSATION

     In consideration of the Consulting Services to be provided to the Client by the Consultant, the Client hereby agrees to compensate Consultant with a total of 300,000 restricted option shares at $0.50 per option share ("options") for a period of three years from date of this Agreement. Client will register
Consultant option shares as free trading shares as soon as current reporting requirements and registration documents are filed.
Options  to  be  issued  as  follows:

a.     100,000  options  upon  execution  of  this  Agreement.

b. 100,000 options effective when Client engages an Investment Banking Firm recommended by the Consultant.

c. 100,000 options effective when Client engages an Investment Banking Firm recommended by the Consultant.

V.     WORK  PRODUCT

Client acknowledges that in the course of performing under this Agreement, Consultant will be contacting various persons about the Client. Consultant in
connection  with  the  Consulting   Services  performed   for  the  Client  (the
Materials") agrees. Consultant hereby grants Client the right to use the Materials (but not the Contact List) after their distribution solely for the purpose of promoting the Client to existing and prospective investors, but the Contact List and Material shall be and remain the physical and intellectual property of the Consultant and all proprietary rights thereto shall remain with Consultant. Consultant will absorb all costs and expenses related to its work and work products per this Agreement. The Consultant will be compensated for expenses incurred for any major services rendered the Client, per this Agreement, that are previously approved by the Client.

VI.     DISCLOSURE  OF  INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.

VII.     NATURE  OF  RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity as set forth in this Agreement. Consultant shall not enter into any Agreement or incur any obligation on behalf of the Client.

VIII.     CONFLICT  OF  INTEREST

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may effect the performance of the Consulting Services for Client, Consultant shall promptly notify in writing the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to
Section XIII. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities, which would be in conflict with client.

IX.     INDEMNIFICATION  FOR  SECURITIES  LAWS  VIOLATIONS

The Client agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

The Consultant agrees to indemnify and hold harmless the Client and each officer, director and controlling person of the Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Client or such officer, director or controlling person may become subject under the Securities Act of 933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent, Consultant's material publicly available to the Client, or materials provided to Client by Consultant for use by Client in its performance under this Agreement.

X.     TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

a. By the Client upon ten (10) days prior written notice to Consultant in the event:

(i) Consultant requests Client to perform acts or services in violation of' any law, rule, regulation, policy or order of any federal or state regulatory agency,

(ii) Consultant distributes to the public information containing material misrepresentations or omissions, or

(iii) Consultant is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

(iv) Notwithstanding any provision of this Agreement in the event Consultant engages in "insider trading" or violates the provisions of Articles V and VI, any and all compensation paid or to be paid, Consultant shall be returned to Client.

b. By Consultant upon ten (10) days prior written notice to the Client in the event:

 (i) Clients requests Consultant to perform acts or services in violation of' any law, rule, regulation, policy or order of any federal or state regulatory agency,

(ii) Clients distributes to the public information containing material misrepresentations or omissions, or

(iii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

XL.     ACCURACY  OF  INFORMATION

In the distribution and dissemination of information about the Client by the Consultant, the Consultant is relying upon the accuracy in information provided to it by the Client, and the Client is relying upon the accuracy in information distributed to the general public by the Consultant. The Client shall use its best efforts to ensure that all information provided by Client to Consultant, and all information which Client makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions. The Consultant shall use its best efforts to ensure that all information provided by Client to Consultant, and all information which Consultant makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions. Notwithstanding, the Consultant shall submit any and all information to be disclosed by the Consultant for public dissemination to the Client, to first seek approval from its Client.

XII.     NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered mail or certified mail, return receipt requested, to the address set forth below.

a.     If  to  Consultant:
             Richard  V.  Fite
             333  Washington  Blvd.  No.511
             Marina  Del  Ray,  California  90292

b.     If  to  Client:
             PowerCold  Corporation.  Inc.
             103  Guadalupe  Drive
             Cibolo.  TX  78108
             Fax:     (210)  658-4212

XIII.     ASSIGNMENT

Neither party to this Agreement may assign its rights or obligations here under without the prior written consent of the other party to this Agreement.

XIV.     APPLICABLE  LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Texas.

XV.     ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon be held in a mutually agreeable location and judgement on the award rendered by the arbitrator (s) may be entered in any court having jurisdiction thereof.

XVI.      ENTIRE  AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

XVII.      COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but of which taken together shall constitute to one and same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.


CONSULTANT:                              CLIENT:

Richard  V.  Fite                        PowerCold  Corporation



By:  /s/ Richard V. Fite                  By: /s/ Francis L. Simola
     Richard  V.  Fite                    Francis  L.  Simola
                                          President/CEO

Exhibit  4.9

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                           J. E. LISS & COMPANY, INC.
                                       AND
                       INTERMAGNETICS GENERAL CORPORATION

                        DATED                      , 2000

ARTICLE  I      DEFINITIONS                                                    1
    SECTION  1.1.   Definitions                                                1

ARTICLE  II     THE  ACQUISITION                                               2
    SECTION  2.1.   Purchase  and  Sale  of  Shares                            2
    SECTION  2.2.   Consideration  for  the  Shares                            2

ARTICLE  III    REPRESENTATIONS  AND  WARRANTIES  OF  IGC                      3
    SECTION  3.1.   Organization  and  Qualification                           3
    SECTION  3.2.   Authorization                                              3
    SECTION  3.3.   No  Violation                                              3
    SECTION  3.4.   Brokers'  Fees  and  Commissions                           3

ARTICLE  IV     REPRESENTATIONS  AND  WARRANTIES  OF  BUYER                    3
    SECTION  4.1.   Organization,  Qualifications  and  Operations             3
    SECTION  4.2.   Authorization                                              4
    SECTION  4.3.   No  Violation                                              4
    SECTION  4.4.   Consents  and  Approvals                                   4
    SECTION  4.5.   Brokers'  Fees  and  Commissions                           4
    SECTION  4.6.   Purchase  for  Investment                                  5
    SECTION  4.7.   Status  of  the  Investor                                  5
    SECTION  4.8.   Unregistered  Securities                                   5
    SECTION  4.9.   Transfer  of  Shares                                       5
    SECTION  4.10.  Holding  Periods                                           5
    SECTION  4.11.  Due  Diligence  Review                                     5
    SECTION  4.12.  Reliance  on  Exemptions                                   5
    SECTION  4.13.  Economic  Risks                                            6
    SECTION  4.14.  Financing                                                  6

ARTICLE  V      COVENANTS     6
    SECTION  5.1.   All  Reasonable  Efforts                                   6
    SECTION  5.2.   Public  Announcements                                      6
    SECTION  5.3.   Supplemental  Filings                                      6
    SECTION  5.4.   No  Implied  Representations  or  Warranties               6
    SECTION  5.5.   Compliance  With  Securities  Laws                         7

ARTICLE  VI     INDEMNIFICATION  AND  RELEASE                                  7
    SECTION  6.1.   Indemnification  of  IGC                                   7
    SECTION  6.2.   Release                                                    7

ARTICLE  VII    ASSIGNMENT OF PREFERRED STOCK PURCHASE AGREEMENT AND RELEASE.  7
    SECTION  7.1.   Assignment                                                 7
    SECTION  7.2.   General  Release                                           7
    SECTION  7.3.   Acknowledgment  of  Transfer  and  Assignment              8
    SECTION  7.4.   Waiver.                                                    8
    SECTION  7.5.   No Implied Rights, Representations, Warranties or
                    Covenants                                                  8

ARTICLE  VIII   CLOSING  CONDITIONS                                            8
    SECTION  8.1.   Conditions to the Obligations of Buyer under this
                    Agreement                                                  8
    SECTION  8.2.   Conditions to the Obligations of IGC under this Agreement  8

ARTICLE  IX     CLOSING                                                        9
    SECTION  9.1.   Closing                                                    9

ARTICLE  X      SURVIVAL                                                       9
    SECTION  10.1.  Survival  of Representations, Warranties and Covenants     9

ARTICLE  XI     TERMINATION  AND  ABANDONMENT                                  9
   SECTION  11.1.  Termination                                                 9
   SECTION  11.2.  Procedure  and  Effect  of  Termination                    10

ARTICLE  XII    MISCELLANEOUS  PROVISIONS                                     10
    SECTION  12.1.  Amendment  and  Modification                              10
    SECTION  12.2.  Waiver  of  Compliance;  Consents                         10
    SECTION  12.3.  Validity                                                  10
    SECTION  12.4.  Expenses  and  Obligations                                10
    SECTION  12.5.  Parties  in  Interest                                     10
    SECTION  12.6.  Notices                                                   11
    SECTION  12.7.  Governing  Law                                            12
    SECTION  12.8.  Counterparts                                              12
    SECTION  12.9.  Headings                                                  12
    SECTION  12.10. Entire  Agreement                                         12
    SECTION  12.11. Assignment                                                12

                            STOCK PURCHASE AGREEMENT





     STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated ______________, 2000, by and between J. E. Liss & Company, Inc., a Wisconsin corporation ("BUYER"), and Intermagnetics General Corporation, a New York corporation ("IGC").

RECITALS:

     WHEREAS, IGC purchased 1,250,000 unregistered shares of Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"), par value $0.001, of PowerCold Corporation, a Nevada Corporation ("POWERCOLD"), pursuant to a Preferred Stock Purchase and Option Agreement among IGC and PowerCold dated November 16, 1998, and ancillary agreements (the "PREFERRED STOCK PURCHASE AGREEMENT");

     WHEREAS, pursuant to the terms of the Preferred Stock Purchase Agreement and the Certificate of Designations, Preferences and Other Rights and
Qualifications  of  the  Series  A Preferred Stock, on               , 2000, IGC
exercised its right to convert (the "CONVERSION") all 1,250,000 unregistered shares of Series A Preferred Stock into 1,354,786 unregistered shares of Common Stock, par value $0.001 (the "COMMON STOCK") of PowerCold;

     WHEREAS, subsequent to the Conversion, IGC is the record and beneficial owner of 1,354,786 unregistered shares of Common Stock of PowerCold (the "SHARES"); and

     WHEREAS, subject to the terms and conditions set forth herein, IGC desires to sell to Buyer, and Buyer desires to purchase from IGC the Shares;

NOW,  THEREFORE,  in  consideration  of  premises   and  the  mutual  covenants,
representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE  I

                                   DEFINITIONS

SECTION  1.1.     DEFINITIONS.  For  purposes  of  this  Agreement,  the  term:

(a) "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are authorized or required by law or executive order to be closed.

(b)          "CLOSING"  shall  have  the  meaning  set  forth  in  Section  9.1.

(c)          "CLOSING  DATE"  shall  have  the meaning set forth in Section 9.1.

(d) "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


        (35)                            1

(e) "MATERIAL ADVERSE EFFECT" means a material adverse effect with respect to the business, results of operations or financial condition of the Buyer or IGC as appropriate.

(f) "PURCHASE PRICE" shall have the meaning set forth in Section 2.2 hereof.

(g) "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

(h) "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules promulgated thereunder.

(i)          "SHARES"  means  1,354,786  unregistered  shares  of  common stock.

(j) "TAXES" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and similar governmental charges (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, taxes imposed on, or with respect to, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.


ARTICLE  II

                                 THE ACQUISITION
                                 ---------------

SECTION 2.1. PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions hereof, and in reliance upon the respective representations, warranties, covenants and agreements of each of the respective parties to this Agreement, at the Closing IGC will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from IGC, the Shares.

SECTION 2.2. CONSIDERATION FOR THE SHARES. The aggregate purchase price payable by Buyer for the Shares shall be $1,300,000 in cash (the "PURCHASE PRICE"). On the Closing Date, Buyer will pay the Purchase Price by wire transfer of immediately available funds to such accounts as IGC shall have designated in writing at least two days prior to the Closing Date.


















        (36)                            2


ARTICLE  III


                      REPRESENTATIONS AND WARRANTIES OF IGC
                      -------------------------------------

     IGC  represents  and  warrants  to  Buyer  as  follows:

SECTION  3.1.     ORGANIZATION  AND  QUALIFICATION.

(a) IGC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

SECTION 3.2. AUTHORIZATION. IGC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IGC, the performance by IGC of its obligations hereunder, and the consummation by IGC of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by IGC and constitutes a valid and binding obligation of IGC, enforceable against IGC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 3.3. NO VIOLATION. Neither the execution and delivery of this Agreement by IGC, the performance by IGC of its obligations hereunder nor the consummation by IGC of the transactions contemplated hereby will violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of IGC.

SECTION 3.4. BROKERS' FEES AND COMMISSIONS. Neither IGC nor its directors, officers, employees or agents has employed any investment banker, broker, finder or similar Person in connection with the transactions contemplated hereby, and no brokers fee, finder fee, commission or similar payment shall be due from, or payable by, IGC to any person.



















       (37)                             3

ARTICLE  IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer  hereby  represents  and  warrants  to  IGC  as  follows:

SECTION 4.1. ORGANIZATION, QUALIFICATIONS AND OPERATIONS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own the Shares. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed will not affect Buyer's ability to consummate the transactions contemplated by this Agreement (a "BUYER MATERIAL ADVERSE EFFECT").

SECTION 4.2. AUTHORIZATION. Buyer has full corporate power and authority to execute and deliver this Agreement and each other document to be delivered by Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement and each other document to be delivered by Buyer in connection herewith or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 4.3. NO VIOLATION. Neither the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder nor the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer (or similar organizational documents), (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Buyer or any of Buyer's subsidiaries is a party or by which any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Buyer or any of Buyer's subsidiaries or any of their assets, except in each case as would not have a Buyer Material Adverse Effect.

SECTION 4.4. CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

SECTION 4.5. BROKERS' FEES AND COMMISSIONS. Neither Buyer nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder or similar Person in connection with the transactions contemplated hereby.




        (38)                            4

SECTION 4.6. Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to, or in connection with, the distribution or public offering, within the meaning of the Securities Act, of the Shares.

SECTION 4.7. Status of the Investor. Buyer has such knowledge, sophistication and experience in financial and business matters and the investment in securities of publicly traded companies so as to be capable of evaluating the merits and risks of its investment in the Shares. Buyer understands the term "ACCREDITED INVESTOR" as such term is defined in Rule 501 of the Securities Act. Buyer represents and warrants that it is an "ACCREDITED INVESTOR" for the purpose of the purchase of the Shares. Buyer was not formed for the purpose of acquiring the Shares.

SECTION 4.8. Unregistered Securities. Buyer is aware and understands (i) that the Shares have not been registered under the Securities Act or under the securities laws of any state, (ii) that any transfer of the Shares will be restricted by such act and such state laws, (iii) that the certificates representing the Shares will bear legends to such effect,and (iv) that the Shares are "RESTRICTED SECURITIES" as such term is defined under the Securities Act.
SECTION 4.9. Transfer of Shares. Buyer understands and acknowledges that the Shares may not be offered, sold, pledged, or otherwise transferred except in compliance with applicable federal and state securities laws including, without limitation the Securities Act.

SECTION 4.10. Holding Periods. Buyer understands and acknowledges that any "HOLDING PERIODS," as such term is defined under the Securities Act, accrued by IGC may not be transferred to, or used by, the Buyer for "TACKING" purposes, as such term is understood within the context of resales of restricted securities under Rule 144 of the Securities Act or any successor or similar provision.

SECTION 4.11. Due Diligence Review. Buyer acknowledges that it or its counsel, accountants or other advisers have completed to Buyer's satisfaction review of all public filings, all material agreements, all financial statements, all confidential documents and all other information the Buyer and its advisers consider relevant, necessary and appropriate in making an informed decision to buy the Shares.

SECTION 4.12. Reliance on Exemptions. The Buyer understands and acknowledges that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that IGC is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments, understandings and covenants of the Buyer set forth in this Agreement.

SECTION 4.13. Economic Risks. Buyer is able to bear the economic risk of purchasing the Shares including, without limitation, a complete loss of the investment.

SECTION 4.14. Financing. Buyer has sufficient funds available necessary to consummate the acquisition by Buyer of the Shares.








        (39)                            5


ARTICLE  V

                                    COVENANTS
                                    ---------

SECTION 5.1. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

SECTION 5.2. Public Announcements. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

SECTION 5.3. Supplemental Filings. Following the Closing, if, with respect to the Shares, any reports, undertakings or other documents are required by the Securities Act, federal securities laws, any state securities law, any Governmental Authority, or any other regulatory authority, to be filed, the Buyer will, at its own expense, execute, deliver and file such reports, undertakings or other documents.

SECTION 5.4. No Implied Representations or Warranties. Buyer hereby acknowledges and agrees that IGC is not making any representation or warranty whatsoever, express or implied, except for those representations and warranties of IGC explicitly set forth in this Agreement. Neither IGC nor its subsidiaries nor any of their respective officers, directors, shareholders, employees, affiliates or representatives has made or is making any representation or warranty, express or implied, as to the value of the Shares.

SECTION 5.5. Compliance With Securities Laws . The Buyer shall not directly or indirectly, offer, sell (including sell short), pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the registration requirements of the Securities Act and applicable federal and state securities laws.










        (40)                            6

ARTICLE  VI

                           INDEMNIFICATION AND RELEASE
                           ---------------------------

SECTION 6.1. Indemnification of IGC. Buyer hereby agrees to indemnify and hold IGC, its officers, directors and subsidiaries harmless, at all times against and in respect of any claims, actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, arising out of or in connection with, including, without limitation, (i) any breach of any representation or warranty of Buyer contained herein, (ii) any failure by the Buyer to perform or comply with any of the covenants or agreements contained in this Agreement or any agreement or document given in connection herewith, and
(iii) any liability or obligation incurred by IGC, its officers, directors and subsidiaries, after the Closing relating to the ownership of the Shares (other than any liability or obligation for Taxes arising therefrom).

SECTION 6.2. Release. With effect from the Closing Date, Buyer and its successors or assigns hereby remises, releases, acquits, and forever discharges IGC, its officers, directors and subsidiaries from any and all manner of actions, causes of actions, claims, debts, covenants, contracts, agreements, promises and demands at law or in equity it had, now has or shall have upon or by reason of any matter relating to the Preferred Stock Purchase Agreement or this Agreement.

ARTICLE  VII

          ASSIGNMENT OF PREFERRED STOCK PURCHASE AGREEMENT AND RELEASE.
          -------------------------------------------------------------

SECTION 7.1. Assignment. The execution of this Agreement and Closing shall together work the assignment, from IGC to the Buyer, of all rights, benefits, obligations and duties of IGC set forth in the Preferred Stock Purchase Agreement, including, without limitation, the Registration Rights set forth therein at Section 9. With effect from the Closing Date the Buyer shall assume all rights, benefits, obligations and duties of the "INVESTOR" as such term is defined in the Preferred Stock Purchase Agreement.

SECTION 7.2. General Release. With effect from the Closing Date, PowerCold and its successors or assigns hereby remises, releases, acquits, and forever discharges IGC, its officers, directors and subsidiaries, from any and all manner of actions, causes of actions, claims, debts, covenants, contracts, agreements, promises and demands at law or in equity it had, now has or shall have upon or by reason of any matter relating to the Preferred Stock Purchase Agreement or this Agreement.

SECTION 7.3. Acknowledgment of Transfer and Assignment. By executing this Agreement PowerCold hereby (i) acknowledges and consents to the transfer of the Shares and (ii) acknowledges and consents to the assignment set forth in Section
7.1  hereof.

SECTION 7.4. Waiver.. By executing this Agreement, PowerCold hereby waives all the provisions for notice and transfer of the Shares set forth in the Preferred Stock Agreement, including, without limitation, the provisions set forth in Section 9 of the Preferred Stock Agreement.






        (41)                            7

SECTION 7.5. No Implied Rights, Representations, Warranties or Covenants. Buyer and IGC hereby acknowledge and agree that, by executing this Agreement, PowerCold is not making any implied representations, warranties or covenants except for those representations, warranties or covenants of PowerCold explicitly set forth herein. Buyer and IGC further acknowledge and agree that Power Cold is executing this Agreement solely to effect the provisions of this
Article VII and that such execution by PowerCold neither implicates, creates nor abridges any other rights, powers, duties or obligations under any other provisions of this Agreement.

ARTICLE  VIII

                               CLOSING CONDITIONS
                               ------------------

SECTION 8.1. Conditions to the Obligations of Buyer under this Agreement. The obligation of Buyer under this Agreement to consummate the acquisition of the Shares (the "ACQUISITION") shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:
(a)        All  authorizations, consents and approvals contemplated by Section
           4.4 shall have been obtained and shall be in full force and effect;
(b) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;
    and
(c) Each of the obligations of IGC required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of IGC contained in this Agreement shall be true and correct, except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date).

SECTION 8.2. Conditions to the Obligations of IGC under this Agreement. The obligation of IGC under this Agreement to consummate the Acquisition shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:
(a)          All  authorizations, consents and approvals contemplated by Section
             4.4 shall have been obtained and shall be in full force and effect;
(b) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;
     and
(c) Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and IGC shall have received a certificate to that effect signed by an officer of Buyer.
(d) PowerCold shall have consented to execute this Agreement solely for the purposes of effecting Article VII hereof.




       (42)                             8

ARTICLE  IX

                                     CLOSING
                                     -------

SECTION 9.1. Closing. The closing of the Acquisition (the "CLOSING") shall take place on _____________, 2000, at the offices of Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103-2921, subject to the satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2, as soon as practicable after the date hereof and in any event not later than ___________, 2000, or at such other time and on such other date as Buyer and IGC shall agree (the "CLOSING DATE"). As a further condition to Closing, at the
Closing:
(a) IGC shall deliver or cause to be delivered to Buyer certificates representing all of the Shares in appropriate form for transfer to Buyer duly endorsed in blank or accompanied by stock powers duly executed in blank.
(b) Buyer shall deliver or cause to be delivered to IGC the certificate described in Section 8.2(c).
(c) Buyer shall pay the Purchase Price to IGC, by wire transfer of immediately available funds.

ARTICLE  X

                                    SURVIVAL
                                    --------

SECTION 10.1. Survival of Representations, Warranties and Covenants. Unless a specified period is set forth in this Agreement (in which event such specified period will control), the representations, warranties and covenants in this Agreement will survive the Closing and remain in effect indefinitely.

ARTICLE  XI

                           TERMINATION AND ABANDONMENT
                           ---------------------------

SECTION 11.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:
(a)          by  mutual  consent  of  each  of  IGC  and  Buyer;
(b)          by  IGC  or  Buyer:
(i) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Acquisition, and such order, decree, ruling or other action shall have become final and nonappealable; or
(ii) if the Closing shall not have occurred on or before ____________, 2000; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;
(c) by Buyer if a material default or breach shall be made by IGC with respect to the due and timely performance of any of its covenants or agreements contained herein, or (subject to the proviso set forth below) in any of its representations or warranties contained in this Agreement, if such default or breach has not been cured or waived within 30 days after written notice to IGC specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall Buyer be entitled to terminate this Agreement in the event of a breach by IGC of a representation or warranty unless the failure of such representation or warranty to be true and complete would have a Material Adverse Effect; or

        (43)                           9
(d) by IGC (i) if a material default or breach shall be made by Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein, or in any of its representations or warranties contained in this Agreement, if such default or breach has not been cured or waived within 30 days after written notice to Buyer specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction, or (ii) if PowerCold does not consent by ___________, 2000 to execute this Agreement solely for the purpose of effecting Article VII hereof.

SECTION 11.2. Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 11.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:
(a) upon request therefor, each party will redeliver all documents, and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and
(b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 11.2 and the proviso of Section 11.1(b)(ii) shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE  XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

SECTION 12.1. Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all the parties hereto.

SECTION 12.2. Waiver of Compliance; Consents. Any failure of Buyer to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by IGC, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. Any failure of IGC to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

SECTION 12.3. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 12.4. Expenses and Obligations. Each party shall be responsible for paying all costs and expenses incurred by it in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 12.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.



        (44)                           10
SECTION 12.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next Business Day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with electronic acknowledgement of transmission confirmed) as follows:

(a)          If  to  Buyer,  to:

J.  E.  Liss  &  Company,  Inc.
424  East  Wisconsin  Avenue
Milwaukee,  Wisconsin  53202

Attention:  Jerome  E.  Liss
Facsimile  No.:  (414)  225-3168

     with  a  copy  to:

Attention:

     Facsimile  No.:

If  to  PowerCold  to:
PowerCold  Corporation
103  Guadalupe  Drive
22  Passaic  Street
Cibolo,  TX  78108

Attention:  Francis  L.  Simola

Facsimile  No.:

     with  a  copy  to:

Attention:

Facsimile  No.:
If  to  IGC,  to:
Intermagnetics  General  Corporation
450  Old  Niskayuna  Road
P.O.  Box  461
Latham,  NY  12110

Attention:   Michael  Zeigler

Facsimile  No.:   (518)  782-710  or  783-2601

with  a  copy  to:
Morgan,  Lewis  &  Bockius,  LLP
1701  Market  Street
Philadelphia,  PA  19102-2921

Attention:  David  King

Facsimile  No.:  (215)  963-5299






        (45)                           11
SECTION 12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

SECTION 12.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 12.9. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.10. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 12.11. Assignment. This Agreement shall not be assigned except in writing and with the consent of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

J.  E.  LISS  &  COMPANY,  INC.

By:
Name:
Title:

INTERMAGNETICS  GENERAL  CORPORATION

By:
Name:
Title:

PowerCold Corporation hereby acknowledges this Agreement and executes this Agreement solely to effect the provisions set forth herein at Article VII.

POWERCOLD  CORPORATION

By:
Name:
Title:















        (46)                           12
Exhibit 4.10

Subscription  Agreement

                             SUBSCRIPTION AGREEMENT
                                       FOR
                              POWERCOLD CORPORATION


1. Stock Subscription: The undersigned, JOHN COGHLAN ("COGHLAN") or ("Subscriber") hereby subscribes for One Hundred Thousand(100,000) shares of Common Stock, of POWERCOLD CORPORATION, a Nevada Corporation ("Company") ("Common Stock"), for and in consideration of Seventy -Five Thousand Dollars ($75,000.00), to be paid upon execution of this Agreement. Such Subscription is subject to the following terms and conditions, and may be rejected in whole or in part by the Company:

     a. The certificate(s) representing the Common Stock delivered pursuant to this Subscription bear a legend in the following form:

"THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES ACTS; AND IS A RESTRICTED SECURITY AS DEFINED BY RULE 144 OF THE ACT. THE COMMON STOCK MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE COMMON STOCK SHALL BE EFFECTIVE UNDER THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES ACTS OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, AND, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER."

     b. If the Common Stock represented by this certificate have been held for a period of at least one (1) year and if Rule 144 the Securities Act of 1933, as amended ("Act"), is applicable (there being no representations by the Company that Rule 144 is applicable), then the undersigned may make sales of the Common Stock only under the terms and conditions prescribed by Rule 144 of the Act or Exemptions therefrom.

2. Representations and Warranties: COGHLAN hereby represents and warrants to POWERCOLD CORPORATION:

a. UNDERSTANDS THAT POWERCOLD COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF PENNSYLVANIA OR ANY OTHER STATE SECURITIES AGENCIES.

b. is not an underwriter, and acquired POWERCOLD Common Stock solely for investment for his own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the Federal Securities Acts, the Washington State Securities Act, or any other applicable State Securities Acts; and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which he/she hereby subscribes, or any part thereof; and he understands that the legal consequences of the foregoing representations and warranties to mean that he must bear the economic risk of the investment for an indefinite period of time because the securities has not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do) or an exemption from such registration is available.

     c. understands the speculative nature and risks of investments associated with POWERCOLD, and confirms that the Common Stock would be suitable and consistent with his investment program and that his financial position enables him bear the risks of this investment; and that there may not be any public market for the securities for herein. Such risks include, but are not limited to: (1) There is no guarantee the Company is able to successfully market its products and services; (2) The Company is wholly dependent on the services and technological skills of Francis L. Simola, Chairman and Chief Executive Officer, George Briley, Chief Technology Officer, and Jack Kazmar, Chief Operating Officer, the loss of the services of them due to death, disability or other reasons could have a material adverse effect on the Company; (3) Governmental regulations such as the National Appliance Energy Conservation Act of 1987 and/or Environmental laws that affect or could affect PowerCold's domestic operations include, among others, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the National Environmental Policy Act, the Toxic Substances Control Act, any regulations promulgated under these acts, and various other Federal, state and local laws and regulations governing environmental matters (4) the Company is under capitalized; and (5) the volatility of the Common Stock of the Company, may be subject to fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by investment analysts or changes in business or regulatory conditions affecting PowerCold, its customers, its suppliers or its competitors.

     d. The Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person,

          without the express prior written consent of POWERCOLD, and the prior opinion of counsel for POWERCOLD, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

     e. POWERCOLD is under no obligation to register or seek an exemption under any Federal and/or State Securities Acts for any Common Stock of POWERCOLD, or to cause or permit such Common Stock to be transferred in the absence of any such registration or exemption and that COGHLAN herein must hold such Common Stock indefinitely unless such Common Stock is subsequently registered under Federal and/or State Securities Acts or an exemption from registration is available.

f. At the time of subscription, COGHLAN reviewed the economic consequences of the purchase of the Common Stock with his attorney and/or other financial advisor, was afforded access to the books and records of the Company, conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. consulted with his counsel with respect to the Act and applicable federal and state securities laws.
Company has not provided COGHLAN with any representations, statements, or warranties as to the Common Stock.

     g. had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, (including the review of the Company's Form
10-Q for the latest quarter and the Form 10-K Annual Report for the past fiscal year, as well as other filings with the U.S. Securities and Exchange Commission) or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in POWERCOLD;
provided that nothing herein shall be deemed to be an acknowledgment of the accuracy or completeness of such responses.

     h. confirms that he is able (i) to bear the economic risk of his investment, (ii) to hold the Common Stock for an indefinite period of time, and
(iii) to afford a complete loss of its investment; and represents that he has adequate means of providing for its current needs and possible personal contingencies, and that he has no need for liquidity in this investment; (iv) this investment is suitable for COGHLAN based upon his investment holdings and financial situation and needs, and (v) has had a preexisting personal or business relationship with

          POWERCOLD or by reason of his business or financial experience could be reasonably assumed to have the capacity to protect his own Common Stock in connection with this transaction.

i. confirms that the undersigned is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with its purchaser representative(s) has such knowledge and experience in financial and business matters that he, or Johnson and such representative(s) together, is capable of evaluating the merits and risks of an investment in POWERCOLD and of making an informed investment decision.

j.     that  the  undersigned  is  a  citizen  of  the  United  States.

3. Arbitration: Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Subscriber and Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

4. Miscellaneous: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties as to this Agreement.

5. Indemnification: Subscriber acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he/she hereby agrees to indemnify and hold harmless the Company and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgment of contained in this Agreement.

COGHLAN HEREBY DECLARE THAT HE IS AN ACCREDITED INVESTOR AND AFFIRMS THAT HE HAS READ THE CONTENTS WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.


IN  WITNESS  WHEREOF,  executed  this Agreement this       day of          1999.


SUBSCRIBER:

John R. Coghlan
(Please  Print  Name)

/s/ John R. Coghlan
(Signature)

###-##-####
(Social Security Number or Employer Identification Number)



POWERCOLD  CORPORATION,  A  NEVADA  CORPORATION

By: /s/ Francis L. Simola
Francis L. Simola

Title: President and CEO

                             SUBSCRIPTION AGREEMENT
                                       FOR
                              POWERCOLD CORPORATION


1. Stock Subscription: The undersigned, JOHN R. COGHLAN ("COGHLAN") or ("Subscriber") hereby subscribes for Sixty Five Thousand( 65,000) shares of Common Stock, of POWERCOLD CORPORATION, a Nevada Corporation ("Company")
("Common Stock"), for and in consideration of Fifty Thousand Dollars ($50,000.00), to be paid upon execution of this Agreement. Such Subscription is subject to the following terms and conditions, and may be rejected in whole or in part by the Company:

     a. The certificate(s) representing the Common Stock delivered pursuant to this Subscription bear a legend in the following form:

"THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES ACTS; AND IS A RESTRICTED SECURITY AS DEFINED BY RULE 144 OF THE ACT. THE COMMON STOCK MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE COMMON STOCK SHALL BE EFFECTIVE UNDER THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES ACTS OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, AND, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER."

     b. If the Common Stock represented by this certificate have been held for a period of at least one (1) year and if Rule 144 the Securities Act of 1933, as amended ("Act"), is applicable (there being no representations by the Company that Rule 144 is applicable), then the undersigned may make sales of the Common Stock only under the terms and conditions prescribed by Rule 144 of the Act or Exemptions therefrom.

2. Representations and Warranties: COGHLAN hereby represents and warrants to POWERCOLD CORPORATION:

a. UNDERSTANDS THAT POWERCOLD COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF PENNSYLVANIA OR ANY OTHER STATE SECURITIES AGENCIES.


b. is not an underwriter, and acquired POWERCOLD Common Stock solely for investment for his own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the Federal Securities Acts, the Washington State Securities Act, or any other applicable State Securities Acts; and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which he/she hereby subscribes, or any part thereof; and he understands that the legal consequences of the foregoing representations and warranties to mean that he must bear the economic risk of the investment for an indefinite period of time because the securities has not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do) or an exemption from such registration is available.

     c. understands the speculative nature and risks of investments associated with POWERCOLD, and confirms that the Common Stock would be suitable and consistent with his investment program and that his financial position enables him bear the risks of this investment; and that there may not be any public market for the securities for herein. Such risks include, but are not limited to: (1) There is no guarantee the Company is able to successfully market its products and services; (2) The Company is wholly dependent on the services and technological skills of Francis L. Simola, Chairman and Chief Executive Officer, George Briley, Chief Technology Officer, and Jack Kazmar, Chief Operating Officer, the loss of the services of them due to death, disability or other reasons could have a material adverse effect on the Company; (3) Governmental regulations such as the National Appliance Energy Conservation Act of 1987 and/or Environmental laws that affect or could affect PowerCold's domestic operations include, among others, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the National Environmental Policy Act, the Toxic Substances Control Act, any regulations promulgated under these acts, and various other Federal, state and local laws and regulations governing environmental matters (4) the Company is under capitalized; and (5) the volatility of the Common Stock of the Company, may be subject to fluctuations in response to quarter-to-quarter variations in operating results, changes in earnings estimates by investment analysts or changes in business or regulatory conditions affecting PowerCold, its customers, its suppliers or its competitors.

     d. The Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person,

          without the express prior written consent of POWERCOLD, and the prior opinion of counsel for POWERCOLD, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

     e. POWERCOLD is under no obligation to register or seek an exemption under any Federal and/or State Securities Acts for any Common Stock of POWERCOLD, or to cause or permit such Common Stock to be transferred in the absence of any such registration or exemption and that COGHLAN herein must hold such Common Stock indefinitely unless such Common Stock is subsequently registered under Federal and/or State Securities Acts or an exemption from registration is available.

f. At the time of subscription, COGHLAN reviewed the economic consequences of the purchase of the Common Stock with his attorney and/or other financial advisor, was afforded access to the books and records of the Company, conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. consulted with his counsel with respect to the Act and applicable federal and state securities laws.
Company has not provided COGHLAN with any representations, statements, or warranties as to the Common Stock.

     g. had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, (including the review of the Company's Form
10-Q for the latest quarter and the Form 10-K Annual Report for the past fiscal year, as well as other filings with the U.S. Securities and Exchange Commission) or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in POWERCOLD; provided that nothing herein shall be deemed to be an acknowledgment of the accuracy or completeness of such responses.

     h. confirms that he is able (i) to bear the economic risk of his investment, (ii) to hold the Common Stock for an indefinite period of time, and
(iii) to afford a complete loss of its investment; and represents that he has adequate means of providing for its current needs and possible personal contingencies, and that he has no need for liquidity in this investment; (iv) this investment is suitable for COGHLAN based upon his investment holdings and financial situation and needs, and (v) has had a preexisting personal or business relationship with


          POWERCOLD  or  by reason of his business or financial experience could
be          reasonably  assumed  to  have the capacity to protect his own Common
Stock  in  connection  with  this  transaction.

i. confirms that the undersigned is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with its purchaser representative(s) has such knowledge and experience in financial and business matters that he, or Johnson and such representative(s) together, is capable of evaluating the merits and risks of an investment in POWERCOLD and of making an informed investment decision.

j.     that  the  undersigned  is  a  citizen  of  the  United  States.

3. Arbitration: Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Subscriber and Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

4. Miscellaneous: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties as to this Agreement.

5. Indemnification: Subscriber acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he/she hereby agrees to indemnify and hold harmless the Company and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgment of contained in this Agreement.

COGHLAN HEREBY DECLARE THAT HE IS AN ACCREDITED INVESTOR AND AFFIRMS THAT HE HAS READ THE CONTENTS WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.


IN  WITNESS  WHEREOF,  executed  this  Agreement  this  22nd  day  of June 2000.


SUBSCRIBER:

JOHN  R.  COGHLAN
------------------
(Please  Print  Name)

/s/ John R. Coghlan
(Signature)

###-##-####
(Social  Security  Number  or  Employer  Identification  Number)



POWERCOLD  CORPORATION,  A  NEVADA  CORPORATION

By: /s/ Francis L. Simola
Francis L. Simola
Title:  President and CEO

Exhibit 5

June  28,  2000

Powercold  Corporation
103  Guadalupe  Drive
Cibolo,  Texas  78108

Re:     Powercold  Corporation  --  Shelf  Registration  Statement  on  Form S-3

Ladies  and  Gentlemen:

We have acted as counsel for Powercold Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 2,611,456 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), as well as options for 600,000 shares of the Company's Common Stock, par value $0.001 per share ("Options") all of which may to be sold by certain stockholders of the Company (the "Selling Stockholders").

I have examined the Registration Statement and such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Based upon the foregoing, I am of the opinion that upon the happening of the following events,

(a) due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares and Options by the Selling Shareholders;

(b) filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement; and

(c) due execution by the Company and registration by its registrars of the Shares and Options of the Selling Shareholders and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations, the Shares and Options are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

For purposes of Item 509, of Regulation S-K, I currently possess 5,000 shares of Common Stock of the Company, obtained as a gift.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

Very  truly  yours,

CHARLES  A.  CLEVELAND,  P.S.


By:/s/ Charles A. Cleveland



CAC:lrb

Exhibit 15.0


R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION

7171  Harwin  Drive,  Suite  306
Houston,  Texas  77036-2197
Tel:  (713)  266-0691  Fax:  (713)  266-0692
E-Mail:  Rebassie@aol.com


June  20,  2000

PowerCold  Corporation
103  Guadalupe  Drive
Cibolo,  Texas  78108

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of PowerCold Corporation and subsidiaries for the period ended March 31, 2000, as indicated in our report dated May 10, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, is being used in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountants or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/  R.  E.  Bassie  &  Co.,  P.C.

Exhibit 23.1

R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION

7171  Harwin  Drive,  Suite  306
Houston,  Texas  77036-2197
Tel:  (713)  266-0691  Fax:  (713)  266-0692
E-Mail:  Rebassie@aol.com



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the incorporation by reference in this Registration Statement of PowerCold Corporation on Form S-3 of our reports dated March 30, 2000, appearing in the Amended Annual Report on Form 10-K of PowerCold Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  R.  E.  Bassie  and  Co.,  P.C.


Houston,  Texas
June  20,  2000

Exhibit 23.2

See Exhibit 5.